                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                  FORM 8-K/A
                       AMENDMENT NO. 1 TO CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (Date of earliest event reported):  December 1, 1997

                        PERITUS SOFTWARE SERVICES, INC.
                        -------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

Massachusetts                           0-22647               04-3126919
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
          of Incorporation)          File Number)           Identification No.)

304 Concord Road, Billerica, Massachusetts                    01821
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (978) 670-0800
                                                     --------------

                                Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

  This Amendment No. 1 to Current Report on Form 8-K/A is filed for the purpose of filing financial statements of Millennium Dynamics, Inc. required by Item 7(a) and the pro forma financial information required by Item 7(b).


                               Table of Contents
                               -----------------

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         -------------------------------------------------------------------

(a)  Financial Statements of Millennium Dynamics, Inc.

     Report of Independent Auditors (Ernst & Young LLP)                       3
     Balance Sheets as of December 31, 1995 and 1996 and
      September 30, 1997                                                      4
     Statements of Operations for the Two Years in the Period Ended
      December 31, 1996 and for the Nine Months Ended
      September 30, 1997                                                      5
     Statements of Stockholder's Equity for the Two Years in the Period
      Ended December 31, 1996 and for the Nine Months Ended
      September 30, 1997                                                      6
     Statements of Cash Flows for the Two Years in the Period Ended
      December 31, 1996 and for the Nine Months Ended
      September 30, 1997                                                      7
     Notes to Financial Statements                                            8

(b)  Pro Forma Financial Information                                         15

     Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
      September 30, 1997                                                     17
     Unaudited Pro Forma Condensed Consolidated Statement of
      Operations for the Year Ended December 31, 1996                        18
     Unaudited Pro Forma Condensed Consolidated Statement of
      Operations for the Nine Months Ended September 30, 1997                19

(c)  Exhibits                                                                20

                         Report of Independent Auditors


Board of Directors
Millennium Dynamics, Inc.

We have audited the accompanying balance sheets of Millennium Dynamics, Inc. as of December 31, 1995 and 1996 and September 30, 1997, and the related statements of operations, shareholder's equity and cash flows for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millennium Dynamics, Inc. as of December 31, 1995 and 1996 and September 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 and for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles.



                                                     /s/ Ernst & Young LLP

October 29, 1997

                           Millennium Dynamics, Inc.

                                Balance Sheets
                     (In thousands, except share amounts)


                                                        December 31      September 30
                                                      1995        1996        1997
                                                  --------------------------------------

Assets

  Current assets:

  Cash and short-term investments                 $      1     $   177     $     215
  Accounts receivable                                   95         992         3,208
  Prepaid expenses and other assets                     -           10           182
                                                  --------------------------------------
Total current assets                                    96       1,179         3,605

Furniture and equipment, net                            19          36         1,096
                                                  --------------------------------------
                                                  $    115     $ 1,215     $   4,701
                                                  ======================================


Liabilities and shareholder's equity
Current liabilities:

  Payable to parent company                       $    268     $   850     $   3,730
  Accounts payable, accrued expenses and other
     liabilities                                        81         362           771
  Deferred revenue                                      13          46           126
                                                  --------------------------------------
Total current liabilities                              362       1,258         4,627

Deferred revenue, less current portion                   8          14             8
                                                  --------------------------------------
                                                       370       1,272         4,635


Shareholder's equity:

  Common stock, $10.00 par value, 100 shares
    authorized, issued and outstanding                   1           1             1
  Capital surplus                                       -           -          1,836
  Accumulated deficit                                 (256)        (58)       (1,771)
                                                  --------------------------------------
Total shareholder's equity (deficit)                  (255)        (57)           66
                                                  --------------------------------------
                                                  $    115     $ 1,215     $   4,701
                                                  ======================================



See accompanying notes.

                           Millennium Dynamics, Inc.

                           Statements of Operations
                                (In thousands)

                                                            Nine Months
                                            Year ended         ended
                                            December 31     September 30
                                           1995     1996        1997
                                       ------------------------------------
Revenues:

 Software license fees                     $ 100   $2,137       $ 8,221
 Professional services fees                  101      976         1,433
                                       ------------------------------------
Total revenues                               201    3,113         9,654


Operating expenses:

 Costs of software license fees                5       94           609
 Costs of professional service fees           56      587         1,089
 Selling                                     434      927         3,620
 General and administrative                  156      393         4,051
 Research and development                     79      807         2,905
                                       ------------------------------------
Total operating expenses                     730    2,808        12,274
                                       ------------------------------------

Earnings (loss) from operations             (529)     305        (2,620)

Provision (credit) for income taxes         (186)     107          (907)
                                       ------------------------------------
Net earnings (loss)                        $(343)  $  198       $(1,713)
                                       ====================================




See accompanying notes.

                           Millennium Dynamics, Inc.

                       Statements of Shareholder's Equity
                             (Dollars in thousands)




                                                    Common Stock                                              Net
                                                ---------------------                    Retained            Parent
                                                  Number                   Capital       Earnings           Company
                                                 of Shares     Amount      Surplus       (Deficit)         Investment*     Total
                                                ------------------------------------------------------------------------------------

Common stock issued July
 1995                                                100       $  1         $   -         $    -           $    -        $     1
  Net loss                                            -          -              -            (256)             (87)         (343)
  Capital contribution                                -          -              -              -                87            87
                                                ------------------------------------------------------------------------------------


Balance at December 31,
 1995                                                 100         1             -            (256)              -           (255)
  Net earnings                                         -         -              -             198               -            198
                                                ------------------------------------------------------------------------------------

Balance at December 31,
 1996                                                 100         1             -             (58)              -            (57)
  Net loss                                             -         -              -          (1,713)              -         (1,713)
  Capital contribution                                 -         -           1,836             -                -          1,836
                                                ------------------------------------------------------------------------------------


Balance at September 30,
 1997                                                 100      $  1         $1,836        ($1,771)         $    -        $    66
                                                ====================================================================================


(*) The cancellation of $87,000 due the parent company for net losses prior to incorporation has been reflected as a capital contribution.

See accompanying notes.

                           Millennium Dynamics, Inc.

                            Statements of Cash Flows
                                 (in thousands)



                                                                                                   Nine Months
                                                                    Year ended                        ended
                                                                    December 31                    September 30
                                                              1995               1996                  1997
                                                        -----------------------------------------------------------
Operating activities
Net earnings (loss)                                          ($343)              $ 198               $(1,713)
Adjustments:
 Depreciation                                                    1                  11                    98
 Increase in accounts receivable                               (95)               (897)               (2,216)
 Increase in prepaid expenses and other assets                   -                 (10)                 (172)
 Increase in accounts payable, accrued expenses
  and other liabilities                                         81                 281                   409
 Increase (decrease) in payable to parent company              355                 (77)                 (884)
 Increase in deferred revenue                                   21                  39                    74
                                                        -----------------------------------------------------------
                                                                20                (455)               (4,404)


Investing activities
Purchases of equipment                                         (20)                (28)               (1,158)

Financing activities
Borrowings from parent company                                   -                 659                 5,600
Issuance of common stock                                         1                   -                     -
                                                        -----------------------------------------------------------
                                                                 1                 659                 5,600
                                                        -----------------------------------------------------------

Net increase in cash and short-term investments                  1                 176                    38
Cash and short-term investments, beginning of
 period                                                          -                   1                   177
                                                        -----------------------------------------------------------

Cash and short-term investments, end of period                $  1                $177               $   215
                                                        ===========================================================

See accompanying notes.

                           Millennium Dynamics, Inc.

                         Notes to Financial Statements

               December 31, 1995 and 1996 and September 30, 1997


1. Organization

Millennium Dynamics, Inc. ("MDI" or the "Company") provides software and consultative services that enable organizations to solve their "Year 2000 problem" in an automated, highly efficient manner. The Company's "Year 2000 solution" is a suite of software tools for a broad range of mainframe and midrange platforms and languages complemented by a variety of software-assisted services.

The Company was incorporated in July 1995 in the state of Ohio and is an indirect wholly-owned subsidiary of American Financial Group, Inc. ("AFG"). Prior to its incorporation, MDI operated as a division of Great American Insurance Company ("GAI"), an indirect wholly-owned subsidiary of AFG. The Company's results prior to incorporation include allocations of GAI's historical costs and expenses related to the Company's operations. Management believes these allocations were reasonable. The cancellation of $87,000 due the parent company for net losses prior to incorporation has been reflected as a contribution to capital. During 1995, the Company operated as a development stage company; operations prior to 1995 were not significant.

2.  Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ from these estimates.

Cash and Short-Term Investments

For financial statement purposes all investments with a maturity of three months or less when purchased are considered to be cash equivalents. Short-term investments are stated at cost, which approximates market.

                           Millennium Dynamics, Inc.

2. Significant Accounting Policies (continued)

Concentrations of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No.105, consist primarily of trade accounts receivable. Management performs credit evaluations of customers when deemed appropriate and has not experienced any significant losses to date. The Company's customer base consists primarily of Fortune 1000 companies or subsidiaries thereof, and its international distributor network. Collateral is not required upon delivery of products. The Company had 3 customers in 1995, each accounting for more than 10% of 1995 revenues. No individual non-affiliated customer accounted for more than 10% of revenues during the year ended December 31, 1996 or nine months ended September 30, 1997.

Furniture and Equipment

Furniture and equipment represents primarily computer equipment and is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful life of the assets.

Revenue Recognition

Software License Fees. Software license fee revenue is recognized when a non-cancelable license agreement has been signed, the software has been shipped and all significant contractual obligations have been satisfied. The Company has deferred a portion of its software license fee revenue to cover its obligation to provide post-contract support services for periods in excess of one year. Such deferred revenue is recognized on a straight-line basis over the contract support period. Revenue from software license fees related to the Company's obligation to provide certain post-contract support services for periods of one year or less is not deferred; estimated costs of providing these services are accrued. Revenue from renewals of maintenance contracts is deferred and recognized straight-line over the term of the contracts.

Professional Services Fees. Professional services fee revenue is recognized as the related services are provided.

                           Millennium Dynamics, Inc.

2. Significant Accounting Policies (continued)

Software Development

According to generally accepted accounting principles, capitalization of software development costs begins upon the establishment of technological feasibility and concludes when the software product is available for general release to customers. For the Company's products, this time span has been very short and the associated costs were insignificant. Accordingly, no software development costs have been capitalized and all research and development costs have been expensed as incurred.

Income Taxes

The Company files consolidated federal income tax returns with its parent company. Deferred income taxes are calculated using the liability method. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases and are measured using enacted tax rates. Current and deferred tax assets and liabilities are aggregated with other amounts receivable from or payable to parent company.

Benefit Plans

The Company provides retirement benefits to qualified employees through a contributory defined contribution plan established by AFG, effective January 1, 1997, for its participating companies. Company contributions under this plan are invested in securities of AFG and affiliates for the benefit of its employees. In addition, the Company participates in the employee savings plan sponsored by AFG whereby MDI may match a specified portion of contributions made by eligible employees. Prior to January 1, 1997, the Company participated in the Employee Stock Ownership Retirement Plan ("ESORP") managed by AFG. The ESORP was a noncontributory, qualified plan, which invested in securities of AFG and affiliates for the benefit of its employees. Contributions to benefit plans are charged against earnings in the year for which they are declared.

The Company provides health care and life insurance benefits to eligible retirees through plans sponsored by AFG. The Company also provides postemployment benefits to former or inactive employees who were not deemed retired under other company plans. The projected future cost of providing these benefits is not material.

                           Millennium Dynamics, Inc.

2. Significant Accounting Policies (continued)

Statement of Cash Flows

For cash flow purposes, "investing activities" are defined as acquiring and disposing of investments and property and equipment. "Financing activities" include obtaining resources from owners and providing them with a return on their investments, borrowing money and repaying amounts borrowed. All other activities are considered "operating". Short-term investments, having original maturities of three months or less when purchased, are considered to be cash equivalents for purposes of the financial statements.

3. Furniture and Equipment, Net

Furniture and equipment consisted of the following (in thousands):

                                   Estimated
                                     Useful
                                     Lives         December 31     September 30
                                    (Years)       1995     1996        1997
                                 ----------------------------------------------
EDP equipment                         3-7          $20      $48      $  951
Furniture and fixtures                5-7            -        -         255
                                                -------------------------------
                                                    20       48       1,206
Less: accumulated depreciation                       1       12         110
                                                -------------------------------
                                                   $19      $36      $1,096
                                                ===============================

Depreciation expense on all fixed assets amounted to $1,000 and $11,000 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 was $98,000.

                           Millennium Dynamics, Inc.

4. Payable to Parent Company


Since inception, the Company has funded its operations primarily through borrowings from its parent company in the form of advances. On March 31, 1997, the parent company made a $1,836,000 capital contribution in the form of forgiveness of MDI's payable to the parent company. Borrowings bear interest at prime rate plus 2% and along with accrued interest is payable on demand. For the nine months ended September 30, 1997, interest expense was $101,000. At September 30, 1997, MDI had borrowed $4.7 million from its parent company. The payable also includes accrued interest of $101,000 and was offset by $1,071,000 for tax payments due MDI under its tax agreement (see Note 5). On November 14, 1997, MDI's parent company made a $3,000,000 capital contribution in the form of forgiveness of a portion of MDI's payable to parent. MDI's parent has also agreed to forgive additional amounts of payable to parent.



5. Income Taxes


The Company's tax agreement with the parent company calls for payments to (or benefits from) its parent company based on book taxable income without regard to temporary differences (differences between the book basis and tax basis of assets and liabilities that will result in future taxable income or deductions). The effects of temporary differences at December 31, 1996 and 1995 and September 30, 1997 were not material.



6. Commitments and Contingencies

The Company is not presently a party to any material litigation, nor is management aware of any material litigation threatened against MDI.

7. Related Party Transactions

In August 1995, the Company entered into an agreement with GAI, whereby it provides GAI with a variety of computer conversion services. Revenues related to this agreement totaled $95,000 for the year ended December 31, 1995 (47% of total revenues), $714,000 for the year ended December 31, 1996 (23% of total revenues) and $788,000 (8% of total revenues) for the nine months ended September 30, 1997.

                           Millennium Dynamics, Inc.

7. Related Party Transactions (continued)

For 1996, the Company was charged $30,000 by GAI for the use of a portion of GAI's home office facilities. Early in 1997, the Company moved to an office building owned by an AFG affiliate. For the first nine months of 1997, the Company was charged $230,000 to rent these spaces under a month-to-month lease.


In 1996, in exchange for assistance in its marketing efforts overseas, the Company granted a Vantage YR2000 license at no cost to an AFG affiliate with international operations. In 1996, the Company also granted a Vantage YR2000 license to an AFG affiliate for $10,000 as an incentive to the affiliate to install and utilize a test version of the toolset.


8. Additional Information


Segment and Geographic Area Information. The Company operates in one industry segment, the development and marketing of computer software tools and related services, and markets its products throughout the United States, Canada and Europe. The following table presents a summary of revenues by geographic region.


                                                 Nine Months
                                Year ended          ended
                                December 31      September 30
                              1995       1996        1997
                          -----------------------------------------
Region:

 United States                84%         93%         81%
 Canada                       16           2           3
 Europe                        -           5          16
                          -----------------------------------------
Total                        100%        100%        100%
                          =========================================

Benefit Plans. The Company expensed retirement plan contributions of $42,000 for the year ended December 31, 1996 and $55,000 for the first nine months of 1997.


Advertising Costs. MDI expenses advertising costs as incurred. Advertising expense for the years ended December 31, 1995 and 1996 totaled $63,000 and $118,000, respectively, and this expense for the nine months ended September 30, 1997 was $400,000.

                           Millennium Dynamics, Inc.

9. Quarterly Operating Results (Unaudited)


The following are quarterly results (in thousands).

                        1st     2nd        3rd     4th      Total
                      Quarter  Quarter   Quarter  Quarter   Year
                    ------------------------------------------------



1995
----
Revenues                   $28      $ 1       $ 1     $171      $201

Earnings (loss) from
operations                   3      (56)     (155)    (321)     (529)
Net earnings (loss)          2      (36)     (101)    (208)     (343)


1996
----

Revenues                  $319     $392      $673   $1,729    $3,113
Earnings (loss) from
 operations               (204)    (108)       40      577       305
Net earnings (loss)       (133)     (70)       26      375       198


1997
----

Revenues                $2,905   $3,229    $3,520
Earnings (loss) from
 operations                468     (708)   (2,380)
Net earnings (loss)        304     (465)   (1,552)



10. Subsequent Event

In October 1997, MDI and its parent company agreed to sell MDI's assets to Peritus Software Services, Inc. Just prior to the close of the transaction, MDI will be merged into its parent company. The transaction is subject to certain conditions, including regulatory approvals.

           Pro Forma Financial Information
           -------------------------------

           The accompanying unaudited pro forma condensed consolidated financial information reflects the acquisition of substantially all of the assets and the assumption of certain liabilities of the business of Millennium Dynamics, Inc. ("MDI") from American Premier Underwriters, Inc. ("APU") by Twoquay, Inc. ("Twoquay"), a wholly-owned subsidiary of Peritus Software Services, Inc. (the "Registrant"). The purchase price paid by Registrant in this transaction, which was consummated on December 1, 1997, consisted of $30 million in cash and 2,175,000 unregistered shares of the Registrant's common stock (the "Registrant Shares"). Pursuant to a Registration Rights Agreement dated December 1, 1997 between the Registrant and APU, the Registrant agreed to file a Registration Statement on Form S-3 covering up to all of the Registrant Shares by July 6, 1998 and to use its best efforts to cause such Registration Statement to become effective prior to August 1, 1998. The Registrant also granted APU certain incidental rights to register up to 500,000 of the Registrant Shares prior to July 6, 1998 in the event of a secondary offering of its common stock. Under the terms of the Registration Rights Agreement, APU also agreed that up to 837,500 of the Registrant Shares would be subject to restrictions on sale through December 31, 1998. In determining the purchase price for accounting purposes, the Registrant Shares have been assigned a value of $47.3 million based on the average closing sale price of the Registrant's common stock during the six trading days beginning on the second trading day immediately preceding the completion and public announcement of the terms of the acquisition on October 22, 1997, less a discount of approximately 13% primarily reflecting the illiquid nature of the Registrant Shares over the periods defined above.

           The unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Registrant (not presented herein) and the historical financial statements of MDI and reflects certain pro forma adjustments and assumptions that the Registrant believes to be reasonable based upon available information. The acquisition is being accounted for under the purchase method of accounting, with the total purchase price being allocated to tangible and identifiable intangible assets acquired and liabilities assumed from APU based upon their estimated fair market values, with the remainder being allocated to goodwill, if any. Based upon the results of an independent appraisal, a significant portion of the purchase price has been allocated to identified intangible assets, including approximately $70 million of in-process research and development which will be expensed immediately by the Registrant.

           The unaudited pro forma condensed consolidated balance sheet as of September 30, 1997 gives effect to the acquisition as if it had been consummated on that date, while the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 give effect to the acquisition as if it had been consummated on January 1, 1996. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations which would have actually been reported had the acquisition been consummated as presented, or which may be reported in the future. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Registrant included in the Registrant's Registration Statement on Form S-1 dated July 2, 1997.

               PERITUS SOFTWARE SERVICES, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1997
                                (IN THOUSANDS)


                                                            Historical
                                                         -----------------         Pro Forma
                                                         Peritus     MDI          Adjustments    Combined
                                                         -----------------        -----------    --------
ASSETS
     Current assets:
     Cash, cash equivalents and short-term
        investments                                       $46,292   $   215       $   (215)(2)  $ 16,292
                                                                                   (30,000)(4)
     Accounts receivable                                    7,169     3,208            --         10,377
     Costs and estimated earnings in excess of
        billings on uncompleted contracts                   1,619        --            --          1,619
     Prepaid expenses and other current assets                570       182            --            752
                                                          -------    ------      ------------   --------
        Total current assets                               55,650     3,605        (30,215)       29,040

     Fixed assets, net                                      2,486     1,096             --         3,582
     Other assets                                             670        --         75,739 (5)     6,037
                                                                                   (70,372)(6)
                                                          -------    ------       -----------   --------
                                                          $58,806    $4,701       $(24,848)     $ 38,659
                                                          =======    ======       ===========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
        Current portion of current lease obligations      $    53    $   --       $    --       $     53
        Current portion of long-term debt                     225        --            --            225
        Accounts payable                                      912       771            --          1,683
        Billings in excess of costs and estimated earnings
         on uncompleted contracts                             726        --            --            726
        Payable to parent company                              --     3,730         (3,730)(1)        --
        Deferred revenue                                    1,382       126            --          1,508
        Other accrued expenses and current liabilities      2,604        --          1,988 (4)     4,592
                                                          -------    ------       -----------   --------
           Total current liabilities                        5,902     4,627         (1,742)        8,787

     Capital lease obligations                                157        --            --            157
     Long-term debt                                           425        --            --            425
     Deferred revenue                                          --         8            --              8
                                                          -------    ------       -----------   --------
        Total liabilities                                   6,484     4,635         (1,742)        9,377

Minority interest in majority-owned subsidiary                169        --            --            169
                                                          -------    ------       -----------   --------
Stockholders' equity
     Common stock                                             132         1             (1)(3)       154
                                                                                        22 (4)
     Additional paid-in capital                            56,461     1,836         (1,836)(3)   103,771
                                                                                    47,310 (4)
     Accumulated deficit                                   (4,315)   (1,771)         1,771 (3)   (74,687)
                                                                                   (70,372)(6)
     Note receivable from shareholder                         (58)       --            --           (58)
     Cumulative translation adjustment                        (67)       --            --           (67)
                                                          -------    ------       -----------   --------
        Total stockholders' equity                         52,153        66        (23,106)       29,113
                                                          -------    ------       -----------   --------
                                                          $58,806   $ 4,701       $(24,848)     $ 38,659
                                                          =======    ======      ============   =======

Note 1:  The following is a description of each of the pro forma adjustments:

(1) The elimination of amounts due to APU by MDI which will not be assumed by the Registrant.

(2) The elimination of MDI's cash and short-term investments which will not be acquired by the Registrant.

(3) The elimination of MDI's historical equity.

(4) The payment of the purchase price by the Registrant, net of discount on unregistered shares issued, including costs of the Registrant relating directly to the acquisition.

(5) Identified intangible assets acquired by the Registrant.

(6) The immediate write-off of in-process research and development acquired by the Registrant.

               PERITUS SOFTWARE SERVICES, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                            Historical
                                                      -------------------     Pro Forma
                                                      Peritus       MDI       Adjustments    Combined
                                                      -------------------     -----------    --------
Revenue:
     Outsourcing services                              $10,190      $   --       $    --      $10,190
     License                                             6,526       2,137            --        8,663
     Other services                                      2,519         976            --        3,495
                                                       -------      ------       -------      -------
        Total revenue                                   19,235       3,113            --       22,348
                                                       -------      ------       -------      -------

Cost of revenue:
     Cost of outsourcing services                        8,488          --            --        8,488
     Cost of license                                       162          94         1,073(1)     1,329
     Cost of other services                              2,931         587            --        3,518
                                                       -------      ------       -------      -------
        Total cost of revenue                           11,581         681         1,073       13,335
                                                       -------      ------       -------      -------

Gross profit                                             7,654       2,432        (1,073)       9,013
                                                       -------      ------       -------      -------

Operating expenses:
     Sales and marketing                                 3,116         927            --        4,043
     Research and development                            6,033         393            --        6,426
     General and administrative                          3,249         807            --        4,056
                                                       -------      ------       -------      -------
     Total operating expenses                           12,398       2,127            --       14,525
                                                       -------      ------       -------      -------
     Income (loss) from operations                      (4,744)        305        (1,073)      (5,512)
Interest (expense) income, net                            (296)         --            --         (296)
                                                       -------      ------       -------      -------
Income (loss) before estimated income taxes
     and minority interest                              (5,040)        305        (1,073)      (5,808)
Provision for (benefit from) estimated income taxes       (143)        107          (107)(2)     (143)
Minority interest in consolidated subsidiary               (24)         --            --          (24)
                                                       -------      ------       -------      -------

     Net income (loss)                                  (4,921)     $  198       $  (966)      (5,689)
                                                                    ======       =======

Accrual of dividend on Series A and B preferred stock     (689)                                  (689)
Accretion to redemption value of redeemable stock         (413)                                  (413)
                                                       -------                                -------
                                                       $(6,023)                               $(6,791)
                                                       =======                                =======
Pro forma net loss per share assuming conversion
     of convertible preferred stock                     $(0.46)                               $ (0.44)
                                                         =====                                =======
Shares used in computing pro forma net loss
     per share                                          10,695                  2,175 (3)      12,870
                                                        ======                  ========       ======

NOTE 1: For purposes of this pro forma condensed consolidated statement of operations, the write-off of the acquired in-process research and development has been excluded due to its non recurring nature.

NOTE 2: The following is a description of each of the pro forma adjustments:
        (1) Represents the amortization of identified intangible assets (excluding in process research and development) on a straight-line basis over five years.

        (2) Elimination of tax provision recorded by MDI pursuant to a tax sharing agreement with APU.

        (3) Pro forma net loss per share is computed assuming the 2,175,000 shares issued in connection with the acquisition were outstanding for the entire period.

               PERITUS SOFTWARE SERVICES, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        Historical
                                                     -----------------        Pro Forma
                                                     Peritus       MDI       Adjustments    Combined
                                                     -----------------       -----------    --------

Revenue:
     Outsourcing services                              $ 8,542   $     --     $      --      $ 8,542
     License                                            13,944      8,221            --       22,165
     Other services                                      4,207      1,433            --        5,640
                                                       -------   --------     ----------     -------
        Total revenue                                   26,693      9,654            --       36,347
                                                       -------   --------     ----------     -------
Cost of revenue:
     Cost of outsourcing services                        6,847         --            --        6,847
     Cost of license                                       430        609           805(1)     1,844
     Cost of other services                              3,606      1,089            --        4,695
                                                       -------   --------     ----------     -------
        Total cost of revenue                           10,883      1,698           805       13,386
                                                       -------   --------     ----------     -------

Gross profit                                            15,810      7,956          (805)      22,961
                                                       -------   --------     ----------     -------

Operating expenses:
     Sales and marketing                                 5,615      3,620            --        9,235
     Research and development                            5,578      2,905            --        8,483
     General and administrative                          2,853      4,051            --        6,904
                                                       -------   --------     ----------     -------

     Total operating expenses                           14,046     10,576            --       24,622
                                                       -------   --------     ----------     -------

     Income (loss) from operations                       1,764     (2,620)         (805)      (1,661)
Interest (expense) income, net                             482         --            --          482
                                                       -------   --------     ----------     -------

Income (loss) before estimated income taxes
     and minority interest                               2,246     (2,620)         (805)      (1,179)
Provision for (benefit from) estimated income taxes        222       (907)          907 (2)      222
Minority interest in consolidated subsidiary               (14)        --            --          (14)
                                                       -------   --------     ----------     -------

     Net income (loss)                                 $ 2,010   $ (1,713)    $  (1,712)     $(1,415)
                                                       =======   ========     ==========     =======
Pro forma net income (loss) per share assuming
     conversion of convertible preferred stock           $0.14                                $(0.11)
                                                       =======                               =======
Shares used in computing pro forma net income                                     2,175 (3)
    (loss) per share                                    13,910                   (3,339)(4)   12,746
                                                       =======                ==========     =======

NOTE 1: For purposes of this pro forma condensed consolidated statement of operations, the write-off of the acquired in-process research and development has been excluded due to its non recurring nature.

NOTE 2:  The following is a description of each of the pro forma adjustments:
         (1) Represents the amortization of identified intangible assets (excluding in process research and development) on a straight-line basis over five years.
         (2) Elimination of tax benefit recorded by MDI pursuant to a tax sharing agreement with APU.
         (3) Pro forma net loss per share is computed assuming the 2,175,000 shares issued in connection with the acquisition were outstanding for the entire period.
         (4) Common stock equivalents have been excluded as they would be anti-dilutive on a combined basis.

                                   EXHIBITS


Exhibit No.                         Description

  2/1/ Asset Purchase Agreement dated as of October 22, 1997 by and among the Registrant and Twoquay, Inc. and American Premier Underwriters Inc. ("APU") and Millennium Dynamics, Inc.

  4/2/            Specimen certificate for shares of Common Stock.

 23               Consent of Ernst & Young LLP.

 99/1/ Registration Rights Agreement dated as of December 1, 1997 by and among the Registrant and APU.

--------------

  /1/ Previously filed with the Registrant's Current Report on Form 8-K, dated December 1, 1997.

  /2/ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 dated July 2, 1997, Commission file number 333-27087.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 17, 1998


                                      PERITUS SOFTWARE SERVICES, INC.

                                      By: /s/ Allen K. Deary
                                          ------------------------------
                                      Allen K. Deary
                                      Vice President, Finance and
                                      Chief Financial Officer (Principal
                                      Financial Officer)

                                 EXHIBIT INDEX


Exhibit No.                         Description

  2/1/ Asset Purchase Agreement dated as of October 22, 1997 by and among the Registrant and Twoquay, Inc. and American Premier Underwriters Inc. ("APU") and Millennium Dynamics, Inc.

  4/2/            Specimen certificate for shares of Common Stock.

 23               Consent of Ernst & Young LLP.

 99/1/ Registration Rights Agreement dated as of December 1, 1997 by and among the Registrant and APU.

--------------

  /1/ Previously filed with the Registrant's Current Report on Form 8-K, dated December 1, 1997.

  /2/ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 dated July 2, 1997, Commission file number 333-27087.